UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

March 23, 2015 (March 18, 2015)

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On March 24, 2014, the Internal Revenue Service (“IRS”) mailed a “Notice of Beginning of Administrative Proceeding” to QR Energy, LP (“QRE”) stating that the IRS was commencing a routine audit of QRE’s federal income tax return for the year ended December 31, 2011. Breitburn Energy Partners LP acquired QRE in a transaction that closed in November 2014. On March 3, 2015, we received a letter from the IRS confirming that no changes would need to be made to QRE’s 2011 federal income tax return and that the IRS would accept the returns as filed. We will be participating in a closing conference with the IRS on April 8, 2015 to formally conclude the audit. We are making this disclosure on behalf of QRE’s tax matters partner to satisfy notice requirements under Treasury Regulations.
Item 8.01 Other Events.
The information included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: March 23, 2015	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer